                                                                     Exhibit 2.5

                               ARTICLES OF MERGER

      Pursuant to the provisions of Section 92A.200 of the Nevada General Corporation Laws, NelNet, Inc. hereby certifies the following:

      1. NelNet, Inc., a Nevada corporation, as a constituent entity, and National Education Loan Network, Inc., a Nevada corporation, as a constituent entity, are hereby merged and that the above named NelNet, Inc. is the surviving corporation pursuant to the Agreement and Plan of Merger dated as of March 1, 2000 (the "Plan of Merger").

      2. The Board of Directors of NelNet, Inc., by an Action by Unanimous Written Consent of the Board of Directors dated as of March 1, 2000, approved, ratified and adopted the Plan of Merger set forth in these Articles.

      3. The Board of Directors of National Education Loan Network, Inc., by an Action by Unanimous Written Consent of the Board of Directors dated as of March 1, 2000, approved, ratified and adopted the Plan of Merger set forth in these articles.

      4. The Plan of Merger was approved by UNIPAC Service Corporation, the sole shareholder of NelNet, Inc., in an action by unanimous written consent of such shareholder dated as of March 1, 2000. Said shareholder voted all 100 shares of NelNet, Inc. common stock which are issued and outstanding in favor of adoption of the Plan of Merger.

      5. The Plan of Merger was submitted to the holders of Class A (voting) stock of National Education Loan Network, Inc., and was approved by the shareholders of National Education Loan Network, Inc. in an action by meeting of said shareholders on March 1, 2000. Said shareholders voted in favor of adoption of the Plan of Merger as follows: total Class A Common Stock For (1,000), total Class A Common Stock Against (0). The number of votes and percentage of shareholders' interests cast for the Plan of Merger by the owners of the sole class of stock entitled to vote was sufficient for approval by the holder of stock in that class.

      6. There is no amendment to the Articles of Incorporation of NelNet, Inc., as surviving corporation.

      7. The complete executed Plan of Merger is on file at the place of business of NelNet, Inc. at 121 S. 13th Street, Suite 301, Lincoln, NE 68506,
Attention: Don Bouc.


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


               IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                                                NelNet, Inc.


                                            By: Don Bouc
                                                -------------------------------
                                                Don Bouc, President


By: Michael Dunlap
    ------------------------------
    Michael S. Dunlap, Secretary


STATE OF NEBRASKA            )
                             ) ss.
COUNTY OF LANCASTER)

      I, Daniel F. Kaplan, a Notary Public, do hereby certify that on the 1st day of March, 2000, personally appeared before me Don Bouc, who being by me first duly sworn, declared that he is the President of NelNet, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                             Daniel F. Kaplan
                                             -----------------------------------
                                             Notary Public

My Commission Expires:

December 14, 2000
------------------------------


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


      IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                                           National Education Loan Network, Inc.


                                           By: Don Bouc
                                               ---------------------
                                               Don Bouc, President



By: Michael Dunlap
    -----------------------------
    Michael S. Dunlap, Secretary



STATE OF NEBRASKA            )
                             ) ss.
COUNTY OF LANCASTER)

      I, Daniel F. Kaplan, a Notary Public, do hereby certify that on the 1st day of March, 2000, personally appeared before me Don Bouc, who being by me first duly sworn, declared that he is the President of National Education Loan Network, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                             Daniel F. Kaplan
                                             -----------------------------------
                                             Notary Public

My Commission Expires:

December 14, 2000
------------------------------


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